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                                                                EXHIBIT 23.2

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Conectisys Corporation

        We hereby consent to incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated January 6, 2004, which appears in ConectiSys Corporation's Annual Report on Form 10-KSB as of September 30, 2003 and for the years ended September 30, 2003 and 2002, filed with the Securities and Exchange Commission on February 12, 2004.

        We also consent to the reference to us under the caption "Experts" in the prospectus constituting a part of the foregoing Registration Statement on Form S-8.


                                /s/ Hurley & Company
                                 HURLEY & COMPANY

Granada Hills, California
December 3, 2004